UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2009

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Distribution Agreement Related to Medium-Term Notes.

On March 18, 2009, Northwest Natural Gas Company (NW Natural) entered into a distribution agreement with Banc of America Securities, UBS Securities LLC, J. P. Morgan Securities Inc. and Piper Jaffray & Co. (the Distribution Agreement), related to NW Natural’s issuance from time to time of up to $300 million aggregate principal amount of Medium-Term Notes (the Notes). The Notes may be issued as secured or unsecured obligations of NW Natural and will have maturities ranging from one to thirty years. The terms of any specific offerings of Notes will be described in pricing supplements which will be filed with the Securities and Exchange Commission. The Distribution Agreement is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed pursuant to Item 8.01 herein.

Exhibit	Description

1.1	Distribution Agreement, dated March 18, 2009, among NW Natural and Banc of America Securities, UBS Securities LLC, J. P. Morgan Securities Inc., and Piper Jaffray & Co. (filed not furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: March 23, 2009	/s/ MARDILYN SAATHOFF
MardiLyn Saathoff
Chief Governance Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Distribution Agreement, dated March 18, 2009, among NW Natural and Banc of America Securities, UBS Securities LLC, J. P. Morgan Securities Inc., and Piper Jaffray & Co. (filed not furnished).

4